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                          EAGLE BANCORP AND SUBSIDIARY              Exhibit 99-1
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Eagle Bancorp (the "Company") on Form 10-QSB for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Larry A. Dreyer, Chief Executive Officer, and Peter J. Johnson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




/s/ Larry A. Dreyer                        /s/ Peter J. Johnson
----------------------------------------   -------------------------------------
Larry A. Dreyer                            Peter J. Johnson
President and Chief Executive Officer      Sr. VP/Treasurer and Chief Financial
                                           Officer
May 12, 2003                               May 12, 2003















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